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                                                                Exhibit No. 1(f)

                            CERTIFICATE OF CORRECTION
                                       TO
                            CERTIFICATE OF CORRECTION
                                       OF
                              HOMESTEAD FUNDS, INC.

        Homestead Funds, Inc., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), hereby certifies:

        First:
        On July 15, 2002, the Corporation filed a Certificate of Correction to its Articles Supplementary filed October 23, 2000 to its Articles of Incorporation.

        Second:
        Subsequently, the Corporation determined that there were typographical errors relating to the correction of the series name in the Certificate of Correction filed July 15, 2002.

        Third:
        Accordingly, the Corporation's Certificate of Correction filed July 15, 2002 to the Articles Supplementary filed October 23, 2000 are hereby corrected in the following manner:

        The reference to "NASDAQ-100 Index Tracking Stock(SM) Fund" in Paragraph 3 of the Corporation's Certificate of Correction is replaced by "Nasdaq-100 Index Tracking Stock(SM) Fund".



        IN WITNESS WHEREOF, this Certificate of Correction has been signed and acknowledged below by the President and attested to by the Vice-President of the Corporation under penalties of perjury on this 24th day of September, 2002.

                                                Homestead Funds, Inc.

                                                By: /s/Peter R. Morris
                                                    ----------------------------
                                                    Peter R. Morris
                                                    President
                                                    Homestead Funds, Inc.

Attest:

By: /s/Denise Trujillo
    --------------------------------
    Denise Trujillo
    Vice-President
    Homestead Fund, Inc.

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        I, Hope L. Saxton, Secretary to the Corporation, being duly sworn, do hereby acknowledge under penalties of perjury in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies under penalties of perjury that the matters and facts set forth in the Certificate of Correction with respect to authorization and approval.

                                                /s/Hope L. Saxton
                                                -----------------------------
                                                Hope L. Saxton
                                                Secretary
                                                Homestead Funds, Inc.